UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060-9245 (Zip Code)

Registrant's telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04    Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.
Dynex Capital, Inc. (the “Company”) is changing the recordkeeper for the Company’s 401(k) Plan. As a result of this change in recordkeeper, a conversion period is necessary to transition account and 401(k) Plan records. On August 23, 2016, the Company sent a notice to participants in the 401(k) Plan informing them that the 401(k) Plan would be changing its recordkeeper. The notice also stated that while this conversion is being made, participants in the 401(k) Plan would not be able to access their accounts to direct or diversify their investments or obtain a withdrawal or distribution from the 401(k) Plan. Participants will not be able to effectuate these changes in the 401(k) Plan for the period starting at 4:00 p.m. (Eastern Time) on September 23, 2016 and ending at 11:59 p.m. (Eastern Time) on October 3, 2016. This period is referred to as the “Blackout Period.”
A participant in the 401(k) Plan, a security holder or other interested person may obtain, without charge, information regarding the Blackout Period by contacting Stephen Benedetti, EVP, CFO, COO and Secretary, at (804) 217-5800, Dynex Capital, Inc., 4991 Lake Brook Drive, Suite 100, Glen Allen, VA 23060.
On September 7, 2016, the Company sent a blackout trading restriction notice (the “BTR Notice”) to its executive officers and directors informing them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and the SEC’s rules promulgated thereunder, they would be prohibited during the Blackout Period from purchasing and selling shares of the Company’s common and preferred stock (including derivative securities pertaining to such shares) acquired in connection with their employment as an executive officer or service as a director.
A copy of the BTR Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.     Description

99.1	Notice to Executive Officers and Directors of Dynex Capital, Inc. regarding the 401(k) Plan Blackout Period and Trading Restrictions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	September 7, 2016	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
99.1	Notice to Executive Officers and Directors of Dynex Capital, Inc. regarding the 401(k) Plan Blackout Period and Trading Restrictions